KEYSTONE CONSOLIDATED INDUSTRIES, INC.

PRESS RELEASE

FOR IMMEDIATE RELEASE

Keystone Consolidated Industries, Inc.	CONTACT:
5430 LBJ Freeway, Suite 1740	Bert E. Downing, Jr.
Dallas, Texas 75240-2697	Vice President and Chief Financial Officer
(972) 458-0028	(972) 458-0028

KEYSTONE REPORTS FOURTH QUARTER 2009 RESULTS

DALLAS, TEXAS . . . March 11, 2010 . .. . Keystone Consolidated Industries, Inc. (OTCBB: KYCN), reported a net loss of $2.3 million, or $0.18 per diluted share, in the fourth quarter of 2009 as compared to net income of $6.6 million, or $0.55 per diluted share, in the fourth quarter of 2008.  The decrease in earnings was due primarily to a decrease in the market value of the Company’s pension plans’ assets during 2008, resulting in Keystone recording defined benefit pension expense of $1.3 million during the fourth quarter of 2009 as compared to a defined benefit pension credit of $18.5 million during the fourth quarter of 2008 partially mitigated by an improvement in gross margin.

Because the amount of the Company’s net periodic defined benefit pension and other postretirement benefit (“OPEB”) expense or credits are unrelated to the ongoing operating activities of the Company, Keystone measures its overall operating performance using operating income before net pension and OPEB expense or credits.  A reconciliation of operating income (loss) as reported to operating income (loss) adjusted for pension and OPEB expense or credits is set forth in the following table.

	Three months ended December 31,		Year ended December 31,
	2008	2009	2008	2009
	(In thousands)

Operating income (loss) as reported	$12,533	$(1,846)	$110,493	$3,209
Defined benefit pension expense (credit)	(18,522)	1,344	(73,923)	5,887
OPEB credit	(1,932)	(1,186)	(8,474)	(4,748)
Operating income (loss) before pension and OPEB	$(7,921)	$(1,688)	$28,096	$4,348

The Company’s total sales volume and average per-ton selling prices for the fourth quarter and full year of 2008 and 2009 were as follows:

	Three months ended December 31,		Year ended December 31,
	2008	2009	2008	2009

Total sales volume (000 tons)	63	134	586	422
Average per-ton selling prices	$1,056	$671	$955	$760

During the fourth quarter of 2008 and the first half of 2009, the economic conditions resulted in Keystone’s customers cancelling or postponing certain projects due to an inability to secure financing in the credit markets and choosing to conserve cash by liquidating their inventories and instituting just-in-time order philosophies.  In addition, while the Company experienced an unprecedented 90% increase in the cost of ferrous scrap from December 2007 to August 2008, a significant decline in ferrous scrap costs since that time resulted in Keystone’s customers limiting orders as they believed lower ferrous scrap prices would result in lower selling prices in the near future.  Given this sharply reduced market demand, the Company operated their facilities on substantially reduced production schedules during the first half of 2009, which resulted in a much higher percentage of fixed costs included in cost of goods sold as these costs could not be capitalized into inventory.  Keystone’s customers’ just-in-time order philosophies have resulted in additional costs due to frequent mill changes as customers are ordering much smaller quantities of Keystone’s many different products.  Additionally, the Company experienced equipment break-downs and start-up issues as idle production facilities were difficult to re-start given the cold winter temperatures during the first quarter of 2009.

Shipment volumes and customer orders increased during the second half of 2009 as the economy began to recover slightly and the increase in shipment volumes resulted in increased production levels.  However, Keystone’s customers continued the just-in-time order philosophies discussed above and the Company adapted their production and inventory strategies accordingly.

One of the key drivers of the Company’s profitability is the margin between ferrous scrap costs and the Keystone’s selling prices.  As discussed above, ferrous scrap market prices have generally declined since August 2008, which resulted in market pressure to decrease Keystone’s selling prices during the first half of 2009.  Ferrous scrap market prices increased slightly during the second half of 2009 and the Company announced and implemented price increases on selected products.

Keystone’s operating performance before pension and OPEB for 2009 as compared to 2008 was also impacted by the following:
•
impairment charges of $2.6 million recorded during the first nine months of 2009 to reduce certain inventories to net realizable value as compared to a $1.2 million impairment charge during the fourth quarter of 2008;

•	increased bad debt expense during the first nine months of 2009 of $2.9 million primarily due to the Chapter 11 proceedings of one of Keystone’s customers;
•	decreased cost of ferrous scrap;
•	decreased cost of electricity and natural gas;
•	decreased employee incentive compensation accruals during the first nine months of 2009 resulting from lower profitability;
•	decreased workers compensation expense;
•
decreases in the Keystone’s LIFO reserve and cost of goods sold of $1.7 million and $15.2 million during the fourth quarter and fiscal year of 2009, respectively, as compared to a $5.6 million and $10.1 million increase in Keystone’s LIFO reserve and cost of goods sold during the fourth quarter and fiscal year of 2008; and

•	a $4.2 million credit to general and administrative expense during the second quarter of 2009 related to the release of accrued environmental costs for certain inactive waste management units.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.   Statements in this release that are not historical in nature are forward-looking and are not statements of fact.  Forward-looking statements represent the Company’s beliefs and assumptions based on currently available information.  In some cases you can identify these forward-looking statements by the use of words such as "believes," "intends," "may," "should," "could," "anticipates," "expected" or comparable terminology, or by discussions of strategies or trends.  Although Keystone believes the expectations reflected in forward-looking statements are reasonable, it does not know if these expectations will be correct.  Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly impact expected results. Actual future results could differ materially from those predicted. While it is not possible to identify all factors, the Company continues to face many risks and uncertainties.  Among the factors that could cause Keystone’s actual future results to differ materially from those described herein are the risks and uncertainties discussed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”) including, but not limited to, the following:

•	Future supply and demand for Keystone’s products (including cyclicality thereof),
•	Customer inventory levels,
•	Changes in raw material and other operating costs (such as ferrous scrap and energy),
•	The possibility of labor disruptions,
•	General global economic and political conditions,
•	Competitive products (including low-priced imports) and substitute products,
•	Customer and competitor strategies,
•	The impact of pricing and production decisions,
•	Environmental matters (such as those requiring emission and discharge standards for existing and new facilities),
•	Government regulations and possible changes therein,
•	Significant increases in the cost of providing medical coverage to employees,
•	The ultimate resolution of pending litigation,
•	International trade policies of the United States and certain foreign countries,
•	Operating interruptions (including, but not limited to, labor disputes, fires, explosions, unscheduled or unplanned downtime and transportation interruptions),
•	The Company’s ability to renew or refinance credit facilities,
•	The ability of the Company’s customers to obtain adequate credit,
•	Any possible future litigation, and
•	Other risks and uncertainties as discussed in the Company’s filings with the SEC.

Should one or more of these risks materialize, if the consequences worsen, or if the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected.  Keystone disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of changes in information, future events or otherwise.

In an effort to provide investors with additional information regarding the Company’s results as determined by accounting principles generally accepted in the United States of America (“GAAP”), the Company has disclosed certain non-GAAP information, which the Company believes provides useful information to investors:

•
The Company discloses operating income before pension and OPEB credits or expense, which is used by the Company’s management to assess its performance.  The Company believes disclosure of operating income before pension and OPEB credits or expense provides useful information to investors because it allows investors to analyze the performance of the Company’s operations in the same way the Company’s management assesses performance.

Keystone Consolidated Industries, Inc. is headquartered in Dallas, Texas.  The Company is a leading manufacturer of steel fabricated wire products, industrial wire and wire rod.  Keystone also manufactures wire mesh, coiled rebar, steel bar and other products.  The Company’s products are used in the agricultural, industrial, cold drawn, construction, transportation, original equipment manufacturer and retail consumer markets.  Keystone’s common stock is traded on the OTC Bulletin Board (Symbol: KYCN).

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KEYSTONE CONSOLIDATED INDUSTRIES, INC. AND SUBSIDIARIES
Condensed Summary of Operations
(In thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2008	2009	2008	2009
	(unaudited)

Net sales	$67,318	$90,998	$562,693	$322,347
Cost of goods sold	(71,027)	(86,789)	(511,197)	(299,787)

Gross margin (loss)	$(3,709)	$4,209	$51,496	$22,560

Operating income (loss)	$12,533	$(1,846)	$110,493	$3,209

Income (loss) before income taxes	$10,688	$(1,452)	$106,128	$2,533

Provision for income taxes	(4,078)	(801)	(40,014)	(2,292)

Net income (loss)	$6,610	$(2,253)	$66,114	$241

Basic and diluted net income (loss) per share	$0.55	$(0.18)	$5.73	$0.02

Basic and diluted weighted average shares outstanding	12,102	12,102	11,533	12,102